UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 18, 2006

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO TWO MATERIAL DEFINITIVE AGREEMENTS

The Company’s wholly-owned subsidiary, Expert Network (Shenzhen) Company Limited (“Expert Network”), entered into the following two e-Government contracts to construct e-Government systems:

1.

Fuzhou City Mawei District e-Government contract

On December 18, 2006 Expert Network entered into an e-Government Contract (the “Mawei Contract”), with Mawei District of Fuzhou City in Fujian Province (“Mawei”).

Under the terms of the Mawei Contract, construction is scheduled to commence in October 2007, and is expected to be completed by September 2010.

Total fees to be paid to the Company under the Mawei Contract are 196,160,000 RMB, or approximately US$25,000,000.  The net contract sum, after excluding hardware purchases to be made on behalf of the customer and PRC business tax, is 169,542,720 RMB, or approximately US$21,700,000.

On December 18, 2006, Expert Network entered into a consultant agreement (the “Mawei Consultant Agreement”), with Fuzhou C.H Network Science & Technology Ltd. (the “Mawei Consultant”). Pursuant to the terms of the Mawei Consultant Agreement, the Mawei Consultant was engaged to provide consulting services related to the sourcing of e-government contracts in the Mawei District of Fuzhou City located in the Fujian Province.

Under the Mawei Consulting Agreement, the Company has agreed to pay the Mawei Consultant in the form of cash a commission equal to 7,142,400 RMB, or approximately US$900,000, which is four percent (4%) of the total contract sum of any e-government contracts sourced by the Mawei Consultant. The Mawei Consultant Agreement shall be terminated once the Main Contract of the e-government project in the Mawei District is signed and the commission is paid to the Mawei Consultant, or in the event that no Main Contract of the e-government project in the Mawei District is signed.

The commission payable to the Mawei Consultant under the terms of the Mawei Consultant Agreement is due and payable within twenty (20) business days after the signing of the Main Contract.

2.

Fuzhou City Yongtai County e-Government Contract

On December 19, 2006 Expert Network entered into another e-Government Contract (the “Yongtai Contract”), with Yongtai County of Fuzhou City located in Fujian Province (“Yongtai”).

Under the terms of the Yongtai Contract, construction is scheduled to commence in July 2007, and is expected to be completed by June 2010.

Total fees to be paid to the Company under the Yongtai Contract are 250,680,000RMB, or approximately US$32,000,000.  The net contract sum, after excluding hardware purchases to be made on behalf of the customer and PRC business tax, is 223,018,560 RMB, or approximately US$28,500,000.

On December 19, 2006, Expert Network entered into a consultant agreement (the “Yongtai Consultant Agreement”), with Yongtai Jia Zheng Information Consultants Company Limited (the “Yongtai Consultant”). Pursuant to the terms of the Yongtai Consultant Agreement, the Yongtai Consultant was engaged to provide consulting services related to the sourcing of e-government contracts in the Yongtai County of Fuzhou City located in the Fujian Province.

Under the Yongtai Consulting Agreement, the Company has agreed to pay the Yongtai Consultant in the form of cash a commission equal to 11,744,000 RMB, or approximately US$1,500,000, which is five percent (5%) of the total contract sum of any e-government contracts sourced by the Yongtai Consultant. The Yongtai Consultant Agreement shall be terminated once the Main Contract of the e-government project in the Yongtai County is signed and the commission is paid to the Yongtai Consultant, or in the event that no Main Contract of the e-government project in the Yongtai County is signed.

The commission payable to the Yongtai Consultant under the terms of the Yongtai Consultant Agreement is due and payable within twenty (20) business days after the signing of the Main Contract.

Pursuant to the terms of the Mawei Contract and Yongtai Contract, the Company will be responsible for design and implementation of the following systems:

•

Hardware Platform Integration

•

Security Platform

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Application Platform

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Portal Website

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Unified Administration Approval System

•

Coordinated Office System

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Calling Center

•

Digital File Manager

•

Geographical Information System

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Emergency Commanding System

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Auxiliary Decision System

•

Social Medical Security Information System

•

Smart Card System

•

Information Database

•

e-Commerce System (for Fuzhou City Yongtai County only)

Other than the Mawei Contract and Yongtai Contract, there is no material relationship between the Company or its affiliates and Mawei or Yongtai.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

10.59

Main Contract, dated as of December 18, 2006, by and between Expert Network (Shenzhen) Company Limited and Fuzhou City Mawei District e-Government Management Centre.

10.60

Consultant Agreement, dated as of December 18, 2006, by and between Expert Network (Shenzhen) Company Limited and Fuzhou C.H Network Science & Technology Ltd.

10.61

Main Contract, dated as of December 19, 2006, by and between Expert Network (Shenzhen) Company Limited and Yongtai County Information Technology Management Service Center.

10.62

Consultant Agreement, dated as of December 19, 2006, by and between Expert Network (Shenzhen) Company Limited and Yongtai Jia Zheng Information Consultants Company Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /s/ Fu Wan Chung, Simon

CFO and Director

Date: December 20, 2006